UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2022 (March 22, 2022)

Merck & Co., Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

2000 Galloping Hill Road
Kenilworth	New Jersey	07033
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (908) 740-4000

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.50 par value)	MRK	New York Stock Exchange
0.500% Notes due 2024	MRK 24	New York Stock Exchange
1.875% Notes due 2026	MRK/26	New York Stock Exchange
2.500% Notes due 2034	MRK/34	New York Stock Exchange
1.375% Notes due 2036	MRK 36A	New York Stock Exchange

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 22, 2022, the Board of Directors of Merck & Co., Inc. (the “Company”) amended the Company’s By-Laws, effective as of March 22, 2022, to reflect the recent change to New Jersey law that allows any meeting of the shareholders of the Company to be held by means of remote communication in accordance with the New Jersey Business Corporation Act.
The foregoing description of the amendments to the Company’s By-Laws does not purport to be complete and is qualified in its entirety by reference to the Company’s By-Laws, as amended, a copy of which has been filed as Exhibit 3.1 hereto and is expressly incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

    (d)    Exhibits

    Exhibit 3.1    By-Laws of Merck & Co., Inc., as amended on March 22, 2022

    Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date: March 25, 2022	By:	/s/ Kelly E. W. Grez
Kelly E. W. Grez
Corporate Secretary